                                                                    EXHIBIT 11.1


                       Computations of Net Loss Per Share

            The following table sets forth the computation of basic and diluted loss per share as calculated in accordance with FASB 128.



                                                        THREE MONTHS ENDED SEPTEMBER 30,       NINE MONTHS ENDED SEPTEMBER 30,
                                                        --------------------------------      --------------------------------
                                                             2001               2000               2001               2000
                                                        -------------      -------------      -------------      -------------
Numerator:
    Numerator for basic and diluted loss per share
   NET LOSS                                             $  (1,285,096)     $  (1,635,564)     $  (4,980,417)     $  (8,835,637)
                                                        =============      =============      =============      =============

Denominator:
    Denominator for basic loss per share
    Weighted average shares                               111,999,393         80,687,459         99,373,321         78,654,882


Effect of dilutive securities:
    Stock options and warrants                                     --                 --                 --                 --


    Dilutive potential common shares                               --                 --                 --                 --
                                                        -------------      -------------      -------------      -------------

Denominator for diluted earnings per share
    Adjusted weighted average shares and assumed
      conversions                                         111,999,393         80,687,459         99,373,321         78,654,882
                                                        =============      =============      =============      =============


BASIC LOSS PER SHARE                                    $       (0.01)     $       (0.02)     $       (0.05)     $       (0.11)
                                                        =============      =============      =============      =============
DILUTED LOSS PER SHARE                                  $       (0.01)     $       (0.02)     $       (0.05)     $       (0.11)
                                                        =============      =============      =============      =============


            Because MigraTEC incurred a net loss for the nine months ended September 30, 2001 and 2000, there were no adjustments for potentially dilutive securities as the adjustments would have been anti-dilutive.